EXHIBIT 32

EX-32   ·   Section 1350 Certifications

LUX DIGITAL PICTURES INC.

Pursuant to Section  18U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section  906  of  the Sarbanes-Oxley Act  of  2002 (subsection  (a) and (b) of  section  1350, chapter 63 of title 18, United  States  Code), each of the undersigned  officers of Lux Digital Pictures Inc., a Nevada  corporation (the "Company"), does hereby certify that:

The Annual  Report of Form 10-k for the year ended  August 31, 2010  (the  "Form  10-K") of  the Company fully complies with  the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934  and  information  contained  in the  Form  10-K  fairly presents,  in all material  respects,  the  financial condition and results of operations of the Company.

Date: November 29, 2010

/s/ Ingo Jucht
Ingo Jucht
Principal Executive Officer
and Principal Financial Officer